Exhibit 99.1

FOR RELEASE

Unitil to Purchase Three Water Companies in Massachusetts and New Hampshire from the Aquarion Water Authority

HAMPTON, NH, May 6, 2025: Unitil Corporation (NYSE: UTL) (unitil.com) today announced that it has entered into a definitive agreement to acquire Aquarion Water Company of Massachusetts Inc., Aquarion Water Company of New Hampshire, Inc., and Abenaki Water Co., Inc. (the “Aquarion Companies”) from the Aquarion Water Authority (“AWA”) for $100.0 million including the assumption of approximately $30.0 million of debt, subject to certain closing conditions, customary purchase price adjustments, and purchase price adjustments for certain capital expenditures (the “Transaction”). AWA is a quasi-public corporation and political subdivision of the State of Connecticut, and a standalone, newly created water authority. Upon closing of the Transaction, the Aquarion Companies will become wholly owned subsidiaries of Unitil. The Transaction is subject to customary closing conditions as well as other closing conditions, including (i) approval by the Massachusetts Department of Public Utilities, the New Hampshire Public Utilities Commission, and the Maine Public Utilities Commission and (ii) the closing of the sale of the ultimate parent company of the Aquarion Companies to AWA, which was announced earlier this year and is expected to close in late 2025, at which time this Transaction is also expected to close.

The water systems of the Aquarion Companies include approximately 330 miles of water distribution mains and serve approximately 12,000 customers in seven communities in Massachusetts, and 11,000 customers in eight communities in New Hampshire. The Aquarion Companies’ rate base is estimated to be approximately $78.0 million as of December 31, 2024, and is forecasted to be approximately $87.0 million as of December 31, 2025. The Transaction is expected to be earnings accretive over the long-term, supporting Unitil’s long-term earnings per share growth of 5% to 7%.

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com

“Our acquisition of the Aquarion Companies presents a unique opportunity to expand into a complementary regulated utility service in states where we currently operate,” said Thomas P. Meissner, Jr., Unitil’s Chairman and Chief Executive Officer. “We look forward to welcoming the Aquarion Companies’ dedicated, locally managed teams to Unitil and continuing the high quality of service provided to the communities served in Massachusetts and New Hampshire.”

Unitil has obtained committed debt financing from Scotiabank to fund the purchase price. Unitil is being advised in this transaction by Scotiabank and by the law firm of Dentons.

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com

About Unitil Corporation

Unitil Corporation provides energy for life by safely and reliably delivering electricity and natural gas in New England. We are committed to the communities we serve and to developing people, business practices, and technologies that lead to the delivery of dependable, more efficient energy. Unitil Corporation is a public utility holding company with operations in Maine, New Hampshire and Massachusetts. Together, Unitil’s operating utilities serve approximately 109,400 electric customers and, including the Company’s recent acquisition of Bangor Natural Gas Company, 97,600 natural gas customers. For more information about our people, technologies, and community involvement please visit unitil.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical fact, included in this press release are forward-looking statements. Forward-looking statements include declarations regarding Unitil’s beliefs and current expectations. These forward-looking statements are subject to the inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include the following: the ability of the parties to consummate the proposed purchase of the Aquarion Companies in a timely manner or at all; the satisfaction of conditions precedent to consummation of the acquisition, including the ability to secure regulatory approvals and the closing of the sale of the ultimate parent company of the Aquarion Companies to AWA; Unitil’s ability to successfully complete its anticipated debt financing arrangements; Unitil’s ability to successfully integrate the Aquarion Companies; Unitil’s ability to retain employees of the Aquarion Companies; Unitil’s ability to make the Aquarion Companies accretive to Unitil’s earnings; the Aquarion Companies’ ability to meet their forecasted capital expenditures; Unitil’s and the Aquarion Companies’

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com

regulatory environment (including regulations relating to climate change, greenhouse gas emissions and other environmental matters); fluctuations in the supply of, the demand for, and the prices of, energy commodities and transmission and transportation capacity and Unitil’s ability to recover energy commodity costs in its rates; customers’ preferred energy sources; severe storms and Unitil’s ability to recover storm costs in its rates; general economic conditions; variations in weather; long-term global climate change; unforeseen or changing circumstances, which could adversely affect the reduction of company-wide direct greenhouse gas emissions; Unitil’s and the Aquarion Companies’ ability to retain its existing customers and attract new customers; increased competition; and other risks detailed in Unitil’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date they are made. Unitil undertakes no obligation, and does not intend, to update these forward-looking statements except as required by law.

For more information please contact:

Christopher Goulding – Investor Relations

Phone: 603-773-6466

Email: gouldingc@unitil.com

Alec O’Meara – External Affairs

Phone: 603-773-6404

Email: omeara@unitil.com

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com